                                                                    EXHIBIT 12.1

                           AVALONBAY COMMUNITIES, INC.
        RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                  Nine months       Year          Year          Year                                      Year
                                     Ended         Ended         Ended         Ended       March 17-     January 1-       Ended
                                 September 30,  December 31,  December 31,  December 31,  December 31,    March 16,    December 31,
                                      1998          1997          1996          1995          1994          1994           1993
                                 -------------  ------------  ------------  ------------  ------------    ---------    ------------
Net Operating Income                $62,721       $38,941       $19,626       $11,460       $ 7,486        $ (716)       $  (447)

(Less) Nonrecurring item:
    Gain on sale                    $   (40)      $    --       $    --       $(2,412)      $    --        $   --        $    --

(Plus) Extraordinary item:
    Unamortized loan fee
      write-off                     $    --       $    --       $   511       $    --       $    --        $   --        $    --

(Plus) Fixed charges:
    Interest expense                $35,748       $14,113       $14,276       $11,472       $ 4,782        $2,358        $10,932
    Interest capitalized             11,372         6,985         2,567         3,641         2,096            --             --
    Debt cost amortization              504           505           667         1,278           241            80            218
    Preferred dividend               16,292         7,480         4,264           917            --            --             --
                                    -------       -------       -------       -------       -------        ------        -------

      Total fixed charges (1)       $63,916       $29,083       $21,774       $17,308       $ 7,119        $2,438        $11,150

(Less):
    Interest capitalized            $11,372       $ 6,985       $ 2,567       $ 3,641       $ 2,096        $   --        $    --
    Preferred dividend               16,292         7,480         4,264           917            --            --             --

Adjusted earnings (2)               $98,933       $53,559       $35,080       $21,798       $12,509        $1,722        $10,703
                                    -------       -------       -------       -------       -------        ------        -------

Ratio (2 divided by 1)                 1.55          1.84          1.61          1.26          1.76          0.71           0.96
                                    =======       =======       =======       =======       =======        ======        =======

                           AVALONBAY COMMUNITIES, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES


                                  Nine months       Year          Year          Year                                      Year
                                     Ended         Ended         Ended         Ended       March 17-     January 1-       Ended
                                 September 30,  December 31,  December 31,  December 31,  December 31,    March 16,    December 31,
                                      1998          1997          1996          1995          1994          1994           1993
                                  ----------    ------------  ------------  ------------  ------------    ---------    ------------


Net Operating Income                $62,721       $38,941       $19,626       $11,460        $ 7,486       $ (716)       $  (447)

(Less) Nonrecurring item:
    Gain on sale                    $   (40)      $    --       $    --       $(2,412)       $    --       $   --        $    --

(Plus) Extraordinary item:
    Unamortized loan
      fee write-off                 $    --       $    --       $   511       $    --        $    --       $   --        $    --

(Plus) Fixed charges:
    Interest expense                $35,748       $14,113       $14,276       $11,472        $ 4,782       $2,358        $10,932
    Interest capitalized             11,372         6,985         2,567         3,641          2,096           --             --
    Debt cost amortization              504           505           667         1,278            241           80            218
                                    -------       -------       -------       -------        -------       ------        -------

      Total fixed charges (1)       $47,624       $21,603       $17,510       $16,391        $ 7,119       $2,438        $11,150

(Less):

    Interest capitalized            $11,372       $ 6,985       $ 2,567       $ 3,641        $ 2,096       $   --        $    --

Adjusted earnings (2)               $98,933       $53,559       $35,080       $21,798        $12,509       $1,722        $10,703
                                    -------       -------       -------       -------        -------       ------        -------

Ratio (2 divided by 1)                 2.08          2.48          2.00          1.33           1.76         0.71           0.96
                                    =======       =======       =======       =======        =======       ======        =======